PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated July 3, 2003)	REGISTRATION NO. 333-96069

1,000,000,000 Depositary Receipts
Internet Infrastructure HOLDRS (SM) Trust

                                This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS (SM) Trust.

                                The share amounts specified in the table in the “Highlights of Internet Infrastructure HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Akamai Technologies Inc.	AKAM	3	NASDAQ
BEA Systems, Inc.	BEAS	10	NASDAQ
BroadVision, Inc.	BVSN	1	NASDAQ
E.piphany, Inc.	EPNY	1.5	NASDAQ
InfoSpace, Inc.	INSP	0.8	NASDAQ
InterNAP Network Services Corporation	IIP	5	AMEX
Kana Software, Inc.	KANA	0.2	NASDAQ
NaviSite, Inc.	NAVI	0.13	NASDAQ
Openwave Systems Inc.	OPWV	1.07	NASDAQ
Portal Software, Inc.	PRSF	1.2	NASDAQ
RealNetworks, Inc.	RNWK	6	NASDAQ
VeriSign, Inc.	VRSN	6.15	NASDAQ
Vignette Corporation	VIGN	6	NASDAQ
Vitria Technology, Inc.	VITR	1	NASDAQ

                The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

        The date of this prospectus supplement is June 30, 2004.